Exhibit 10.1

LOAN SALE AND ASSIGNMENT AGREEMENT

This LOAN SALE AND ASSIGNMENT AGREEMENT (this “Agreement”), dated as of September 24, 2010, is by and between Bank of America, N.A., a national banking association (“Administrative Agent”), Regions Bank, an Alabama banking corporation (“Regions”; together with Administrative Agent, hereinafter collectively referred to as “Assignor”) and 3630 Acquisition, Inc., a Georgia corporation (“Assignee”).

RECITALS

A.    Administrative Agent, 3630 Peachtree Road Holdings Limited Partnership, a Georgia limited partnership (“ST Borrower”), and 3630 North Tower Residential, LLC, a Georgia limited liability company (“NT Borrower”), entered into that certain Construction Loan Agreement dated as of July 3, 2007, as amended by that certain First Modification of Loan Agreement dated as of September 28, 2007, that certain Amendment to Construction Loan Agreement dated as of November 2007, and that certain Third Modification of Loan Agreement dated as of August 19, 2008 (collectively, the “Loan Agreement”; together with any and all other documents evidencing, securing or pertaining to the Loans (as defined below), hereinafter collectively referred to as the “Loan Documents”, and each, a “Loan Document”), which Loan Agreement sets forth the terms and conditions relating to (i) certain loans made by Assignor to ST Borrower in the maximum principal amount of $77,775,000.00 in connection with the ST Condo Project (the “ST Condo Loan”), (ii) certain loans made by Assignor to NT Borrower in the maximum principal amount of $8,287,500.00 (the “NT Pad Loan”; together with the ST Condo Loan, hereinafter collectively referred to as the “Residential Loans”), and (iii) certain loans made by Assignor to ST Borrower in the maximum principal amount of $101,065,000.00 in connection with the ST Office Project (the “ST Office Loan”; any and all documents evidencing, securing or pertaining to the ST Office Loan, as may be amended from time to time, hereinafter collectively referred to as the “ST Office Loan Documents”; the Residential Loans and the ST Office Loan are collectively herein called the “Loans”).

B.    The Residential Loans are guaranteed by Novare Group Holdings, LLC (“Novare”) and Post Apartment Homes, L.P. (“Post”; together with Novare, hereinafter collectively referred to as “Guarantors”; Guarantors and Residential Borrowers (as defined below) are hereinafter collectively referred to as “Obligors”).

C.    Administrative Agent is the administrative agent for the Loans.

D.    NT Borrower, 3630 South Tower Residential, LLC (“Residential Borrower”; NT Borrower and Residential Borrower are collectively herein called “Residential Borrowers”), Post, Novare, and Assignor contemplate executing breakout loan documents with respect to the Residential Loans, such documents consisting of all applicable notes, deeds to secure debt, financing statements, guarantees and all documents and instruments related thereto listed on Schedule 1 attached hereto (collectively, the “Residential Loan Documents”).

LOAN SALE AND ASSIGNMENT AGREEMENT

E. Assignee has offered to purchase from Assignor, and Assignor has agreed to sell to Assignee, all of Assignor’s right, title and interest in, to and under the Residential Loan Documents, subject to the terms and conditions contained herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises herein contained and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.    Purchase and Sale of the Residential Loans.    Subject to the terms of this Agreement and in exchange for good and valuable consideration paid by Assignee, Assignee agrees to purchase, and Assignor agrees to sell, assign, transfer and set over to Assignee, all the right, title and interest of Assignor in, to and under the Residential Loan Documents, without recourse, representation or warranty of any kind, express or implied, except as set forth herein.

2.    LIMITATION ON ASSIGNOR’S REPRESENTATIONS AND WARRANTIES.    EXCEPT AS PROVIDED HEREIN, ASSIGNOR MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO ASSIGNEE OR ANY OTHER PERSON WITH RESPECT TO THE RESIDENTIAL LOANS OR ANY RESIDENTIAL LOAN DOCUMENT, OR ANY OTHER MATTER WITH RESPECT TO THE RESIDENTIAL LOANS OR ANY RESIDENTIAL LOAN DOCUMENT. SPECIFICALLY, AND NOT AS A LIMITATION OF ANY OTHER PROVISION HEREOF, ASSIGNOR MAKES NO REPRESENTATION OR WARRANTY OF ANY TYPE, KIND, CHARACTER OR NATURE, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, TO ASSIGNEE OR ANY OTHER PERSON WITH RESPECT TO THE CONDITION (FINANCIAL OR OTHERWISE) OF ANY OBLIGORS OR ANY OTHER PERSON; THE EXISTENCE OR NATURE OF ANY ASSET OR LIABILITY OF ANY OBLIGORS; THE PERFORMANCE OF THE OBLIGATIONS OF ANY PARTY UNDER ANY OF THE RESIDENTIAL LOAN DOCUMENTS; THE ABILITY OF ANY OBLIGORS OR ANY OTHER PERSON TO PERFORM ITS OBLIGATIONS UNDER THE RESIDENTIAL LOAN DOCUMENTS; THE EXISTENCE, PERFECTION OR PRIORITY OF ANY LIEN SECURING PERFORMANCE UNDER THE RESIDENTIAL LOAN DOCUMENTS; THE VALIDITY OR ENFORCEABILITY OF THE RESIDENTIAL LOANS OR ANY OF THE RESIDENTIAL LOAN DOCUMENTS; THE ADEQUACY OF THE COLLATERAL DESCRIBED IN THE RESIDENTIAL LOAN DOCUMENTS; THE COLLECTABILITY OR VALUE OF THE RESIDENTIAL LOANS OR THE OTHER RESIDENTIAL LOAN DOCUMENTS; RIGHTS OF OFFSET, DEDUCTIONS, NEGOTIABILITY, OR HOLDER IN DUE COURSE STATUS, THE ACCURACY OR COMPLETENESS OF THE MATTERS DISCLOSED, REPRESENTED OR WARRANTED BY ANY PARTY TO ANY OF THE RESIDENTIAL LOAN DOCUMENTS; THE EFFECT OF THIS AGREEMENT UPON THE RIGHTS OF ASSIGNEE OR ANY OTHER PERSON UNDER ANY RESIDENTIAL LOAN DOCUMENT; THE EXISTENCE OR NON-EXISTENCE OF ANY DEFAULT OR EVENT OF DEFAULT UNDER ANY OF THE RESIDENTIAL LOAN DOCUMENTS; ANY CHARACTERISTIC OR OTHER MATTER AFFECTING THE PROPERTY (AS HEREINAFTER DEFINED), INCLUDING, WITHOUT LIMITATION, THE PRESENCE OF ANY TOXIC OR HAZARDOUS WASTE OR SUBSTANCE IN OR ON THE PROPERTY OR ANY OTHER ENVIRONMENTAL OR OTHER MATTERS RELATED TO THE PHYSICAL CONDITION OF THE PROPERTY (BOTH SURFACE AND SUBSURFACE), WHETHER LATENT OR OBSERVABLE, ANY STRUCTURAL, ACCESS, LANDSCAPING, PARKING, SEWAGE OR UTILITY ELEMENTS OF THE COLLATERAL,

LOAN SALE AND ASSIGNMENT AGREEMENT

THE QUALITY OF THE SOILS OR GROUND WATER, THE DEVELOPMENT POTENTIAL OF THE COLLATERAL, OR THE ACCURACY OF ANY PROPERTY DESCRIPTION OR ANY RECORDING INFORMATION RECITED HEREIN; THE EXISTENCE OF ANY DEFENSE OR OFFSET RELATING TO THE RESIDENTIAL LOANS OR THE COMPLIANCE OF THE RESIDENTIAL LOANS WITH ANY LAWS; THE LEGAL CAPACITY OF ANY OBLIGOR, GUARANTOR OR MAKER; OR THE HABITABILITY OF THE COLLATERAL, ITS SUITABILITY FOR ANY PARTICULAR PURPOSE, ITS ZONING OR COMPLIANCE WITH LAWS, OR ITS OPERATION OR MAINTENANCE FROM THE DATE HEREOF TO CLOSING.

SUBJECT TO THE REPRESENTATIONS, WARRANTIES AND COVENANTS SET FORTH IN SECTION 4 OF THIS AGREEMENT, THE RESIDENTIAL LOAN DOCUMENTS ARE PURCHASED AND SOLD “AS IS, WHERE IS”, WITH ALL FAULTS AND WITHOUT RECOURSE. THE TERMS AND CONDITIONS SET FORTH HEREIN ARE THE RESULT OF ARM’S-LENGTH BARGAINING BETWEEN PARTIES FAMILIAR WITH TRANSACTIONS OF THIS NATURE. THE PRICE, TERMS AND CONDITIONS REFLECT THE FACT THAT EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES OF ASSIGNOR, AS SET FORTH BELOW, ASSIGNEE SHALL HAVE THE BENEFIT OF, AND IS RELYING UPON, NO STATEMENTS, REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, MADE BY OR ENFORCEABLE DIRECTLY AGAINST ASSIGNOR, ASSIGNOR’S AFFILIATES, OR ASSIGNOR’S EMPLOYEES, CONSULTANTS, APPRAISERS, ATTORNEYS OR AGENTS.

3.    Assignee’s Representations and Warranties. Assignee hereby represents and warrants to Assignor, and agrees, that:

3.1    Assignee has all right, power, legal capacity and authority to execute and deliver this Agreement and to perform hereunder and under each other agreement that Assignee may execute and deliver in connection herewith.

3.2    This Agreement constitutes the legal, valid and binding obligation of Assignee enforceable against Assignee in accordance with its terms and is entered into voluntarily by Assignee. The transaction represented hereby is an arms-length transaction for fair value.

3.3    The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement do not and will not (i) violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Assignee or any property of Assignee, (ii) result in a breach or constitute a default under any agreement to which Assignee is subject, or (iii) require any authorizations, consents, approvals, licenses, exemptions from or filings or registrations with any state, commonwealth, federal, foreign, territorial, regulatory, or other governmental department, commission, board, bureau, agency or instrumentality.

3.4    Assignee has made such examination, review and investigation of Obligors and of the facts and circumstances necessary to evaluate Obligors, as Assignee has deemed necessary or appropriate.

3.5    Assignee has received copies of each of the Loan Documents and has made such examination, review and investigation of the Loans and the Loan Documents and of the related facts and circumstances necessary to evaluate the Loans and the Loan Documents as Assignee has deemed necessary or appropriate.

LOAN SALE AND ASSIGNMENT AGREEMENT

3.6    Assignee has not relied on any statement, representation or warranty, express or implied, of Assignor or any of Assignor’s directors, officers, employees, attorneys or agents, regarding Obligors, Assignee having made its own independent evaluation of Obligors, the Residential Loans and each Loan Document.

3.7    Assignee acknowledges that (i) Assignor is not responsible for any statement, representation or warranty of Obligors, of any person acting or purporting to act on behalf of Obligors, or contained in any Loan Document, (ii) Assignor has made available to Assignee copies or originals of the Loan Documents, (iii) Assignee possesses such information as Assignee deems necessary or appropriate in order for Assignee to evaluate Obligors, and (iv) there may exist events of default under the Loan Documents.

3.8    Assignee is acquiring the Residential Loans for its own account and not with a view to, or for sale in connection with, any public distribution thereof, and Assignee has no present intention of making any distribution of the Residential Loans or any Residential Loan Document in a manner which would violate any applicable securities or banking laws.

3.9    Assignee is not (i) an “employee benefit plan” as defined in Section 3(3) of and governed by the Employee Retirement Income Security Act of 1974, as amended (ERISA), or (ii) engaging in this transaction directly on behalf of an employee benefit plan as defined therein.

3.10    Assignee is an “Accredited Investor” as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended, and is a sophisticated investor.

3.11    Assignee is not a “Foreign Person” within the meaning of the Federal Foreign Investment in Real Estate Tax Act, as amended.

3.12    ASSIGNEE UNDERSTANDS AND ACKNOWLEDGES THAT THE PURCHASE OF THE RESIDENTIAL LOANS INVOLVES A HIGH DEGREE OF RISK AND MAY NOT BE SUITABLE FOR THE ASSIGNEE UNLESS THE ASSIGNEE IS OF SUBSTANTIAL MEANS AND CAN AFFORD THE LOSS OF THE CAPITAL. ASSIGNEE ACKNOWLEDGES AND AGREES THAT ASSIGNEE HAS RELIED ON ITS OWN EXAMINATION OF THE RESIDENTIAL LOANS TO DETERMINE THE MERITS AND RISKS INVOLVED. ASSIGNEE ACKNOWLEDGES AND AGREES THAT IT HAS RELIED ON ITS OWN COUNSEL AS TO THE VALIDITY AND ENFORCEABILITY OF THIS AGREEMENT, THE TRANSFER DOCUMENTS (AS HEREINAFTER DEFINED) AND THE RESIDENTIAL LOAN DOCUMENTS. ASSIGNEE ACKNOWLEDGES AND AGREES THAT IT HAS NOT RELIED ON ANY ANALYSIS OF THE RESIDENTIAL LOANS OR DOCUMENTATION CONCERNING THE RESIDENTIAL LOANS PREPARED BY ASSIGNOR, AND HAS CONDUCTED ITS OWN INVESTIGATION OF THE RESIDENTIAL LOANS.

3.13    ASSIGNEE ACKNOWLEDGES THAT IT HAS AGREED TO RECEIVE THE TRANSFER DOCUMENTS AS OF THE DATE OF CLOSING, AND, SUBJECT TO SECTION 7 BELOW, ASSIGNEE ASSUMES ANY AND ALL RISKS ARISING BECAUSE OF THE TRANSFER OF THOSE TRANSFER DOCUMENTS, AS OF CLOSING.

4.    Assignor’s and Administrative Agent’s Representations and Warranties.

4.1    Each Assignor for itself alone hereby represents and warrants to Assignee and agrees that:

LOAN SALE AND ASSIGNMENT AGREEMENT

a.    Assignor is the sole legal and beneficial owner of its interest in the Loan Documents. Except for the partial assignment of the Loan Documents from Administrative Agent to Regions Bank, Assignor has not assigned or otherwise transferred to any third party any rights with respect to its interest in the Loans or any rights to the indebtedness represented by the Loan Documents or any rights to its interest in the collateral securing the Loans and has not released any collateral securing the Loans or modified or terminated its security interest in such collateral.

b.    Assignor has all right, power, legal capacity and authority to execute and deliver this Agreement and to perform hereunder and under each other agreement that Assignor may execute and deliver in connection herewith.

c.    The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement do not and will not (i) violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Assignor or any property of Assignor, (ii) result in a breach or constitute a default under any agreement to which Assignor is subject, or (iii) require any authorizations, consents, approvals, licenses, exemptions from or filings or registrations with any state, commonwealth, federal, foreign, territorial, regulatory, or other governmental department, commission, board, bureau, agency or instrumentality.

d.    This Agreement constitutes the legal, valid and binding obligation of Assignor enforceable against Assignor in accordance with its terms and is entered into voluntarily by all parties. The transaction represented hereby is an arms-length transaction for fair value.

e.    Assignor is not a “Foreign Person” within the meaning of the Federal Foreign Investment in Real Estate Tax Act, as amended, and consequently is not subject to withholding in this transaction.

4.2    Administrative Agent hereby represents and warrants to its actual knowledge to Assignee and agrees that:

a.    According to Administrative Agent’s records, the unpaid principal balance of the ST Condo Loan is $69,317,276.88, and accrued interest has been paid to, but not through or after, August 1, 2010.

b.    As of September 22, 2010, the accrued but unpaid interest at the ST Condo Note’s stated rate of interest is One Hundred Fifty-Nine Thousand Nine Hundred Ninety-Five and 58/100 Dollars ($159,995.58) and continues to accrue at a per diem rate of Three Thousand Ninety-Five and 21/100 Dollars ($3,095.21).

c.    According to Administrative Agent’s records, the unpaid principal balance of NT Pad Loan is $8,153,140.37, and accrued interest has been paid to, but not through or after, July 31, 2010.

d.    As of September 22, 2010, the accrued but unpaid interest at the NT Pad Note’s stated rate of interest is Nineteen Thousand Eighty-Five and 55/100 Dollars ($19,085.55) and continues to accrue at a per diem rate of Three Hundred Sixty-Four and 06/100 Dollars ($364.06).

LOAN SALE AND ASSIGNMENT AGREEMENT

5.    Closing. Assignor and Assignee shall consummate the purchase and sale of the Residential Loans (the “Closing”) on the date of execution of this Agreement (the “Closing Date”), but in any event not later than September 23, 2010, upon satisfaction of all the conditions set forth in this Section 5. The Closing shall occur either (i) through an escrow with a national title insurance company mutually agreed upon by the parties hereto, under which all monies and documents required to be delivered hereunder shall be deposited in escrow in accordance with reasonable and customary escrow closing instructions delivered jointly or separately by the parties hereto, or (ii) at the offices of Assignor’s counsel, Troutman Sanders LLP, at 600 Peachtree Street, N.E., Suite 5200, Atlanta, Georgia 30308-2216.

5.1    At the Closing, Administrative Agent agrees to execute and deliver to Assignee the following:

a.    A fully executed Assignment of Security Documents for the ST Condo Loan and the NT Pad Loan in the form attached hereto as Exhibit A (collectively, the “Assignment of Security Documents”);

b.    A fully-executed Allonge from each Assignor for each of the ST Condo Loan and the NT Pad Loan in the form attached hereto as Exhibit B with the original Notes;

c.    A fully-executed Assignment of Loan Documents for the ST Condo Loan and the NT Pad Loan in the form attached hereto as Exhibit C (the “General Assignment”);

d.    Originals of the Residential Loan Documents, if in Assignor’s possession, endorsed or otherwise transferred by Administrative Agent, where appropriate, without any recourse, representation or warranty except as expressly provided in this Agreement;

e.    Any UCC-3 form required to evidence the transfer to Assignee of any security interest held by Assignor in the personalty included in the Property (as defined below) (the “UCC Assignments”; together with the Assignment of Security Documents and the General Assignment, hereinafter collectively referred to as the “Transfer Documents”); and

f.    Letters to Residential Borrowers to notify Residential Borrowers that the Residential Loans have been purchased by Assignee and directing that all sums due and payable on the Residential Loans from and after the Closing should be made to Assignee, which letters shall be substantially in the form of Exhibit D, attached hereto and incorporated herein by this reference (collectively, the “Borrower Notice Letters”);

g.    An incumbency certificate from an assistant secretary of Administrative Agent; and

h.    Such other documents and instruments as may be legally necessary or otherwise reasonably required to carry out the terms of this Agreement.

5.2    At the Closing, Assignee agrees to (a) pay to Assignor $49,792,917.25 (the “Purchase Price”) by wire-transfer of immediately available funds, and (b) execute and deliver to Assignor any such documents and instruments as may be legally necessary or otherwise reasonably required to carry out the terms of this Agreement.

5.3    The Closing shall also be conditioned on the occurrence of the following:

LOAN SALE AND ASSIGNMENT AGREEMENT

a.    Execution and delivery of the Residential Loan Documents.

b.    Recording of the Declaration of Condominium for 3630 Peachtree, a Master Condominium.

6.    Rescinded, Avoided or Returned Payments.    (a) Upon the Closing Date, Assignee agrees that, if any transfer or payment made to Assignor by either the Residential Borrower, the NT Borrower or any other Obligor prior to the Closing in respect of any obligation under the Residential Loan Documents is, in whole or in part, rescinded, voided, or must otherwise be returned by Assignor in connection with any bankruptcy, reorganization, receivership, insolvency, or other similar proceedings with respect to any Obligor (each such rescinded, voided, or otherwise returned amount of each such transfer or payment being referred to herein as the “Returned Payment Amount”), then, no later than ninety (90) days after Assignee’s receipt of notice in writing from Assignor specifying such Returned Payment Amount and requesting Assignee to purchase Assignor’s claims against the Residential Borrower, the NT Borrower or any Obligor for such Returned Payment Amount, Assignee shall purchase from Assignor such claim for such Returned Payment Amount for cash in an amount equal to one hundred percent (100%) of such Returned Payment Amount, together with interest, commencing on the date ninety (90) days after Assignee’s receipt of such notice from Assignor and ending on the date of such purchase, at the prime rate in effect from time to time, with such amounts to be paid to Assignor by wire transfer of immediately available funds. Assignor shall assign such claim to Assignee without recourse, representation or warranty of any kind (other than typical warranties of title as to such claim, to Assignor’s actual knowledge), against receipt of such funds from Assignee. Assignor agrees to provide Assignee with notice of any Returned Payment Amount promptly after any officers responsible for this account obtain knowledge thereof. Assignor further agrees that Assignee reserves the right to defend, at its own cost and expense, the rescission of any such transfer or payment during the ninety (90) day period referred to above.

(b)    Assignee shall indemnify Assignor for all losses suffered by Assignor in the event Assignor pays or disgorges all or any portion of the Purchase Price paid by Assignee to Assignor as a result of any allegation or claim arising under any law, including bankruptcy or insolvency law, on any theory, including fraudulent transfer or preference, and whether by order of any court or by settlement in connection with a bankruptcy or insolvency proceeding of any Obligor; provided, however, that such liability to indemnify Assignor shall not exceed the Purchase Price. Assignor shall have a right in any such proceeding to assert a claim in an amount equal to the Purchase Price. Subject to the cap set forth in this grammatical paragraph, Assignor’s indemnity claim shall include reasonable attorneys’ fees, costs and expenses actually paid or incurred by Assignor in connection with any such event. The indemnity obligations of Assignee contained in this Section 6(b) shall terminate on the ninety-first (91st) day following the date of this Agreement, provided that on such date a Bankruptcy Event (as defined below) has not occurred; notwithstanding the foregoing, if a Bankruptcy Event has occurred within ninety-one (91) days following the date of this Agreement, the indemnity obligations of Assignee contained in this Section 6(b) shall terminate thirty (30) days after the expiration of any applicable statute of limitations applicable to the assertion of a claim demanding payment, disgorgement, turnover or avoidance against Assignor on the basis of any applicable law pertaining to preferences, unless prior to such date, Assignor has asserted in writing against Assignee a claim for indemnity relating to any such preference claim. As used herein, the term “Bankruptcy Event” means that any Obligor has filed a voluntary petition in bankruptcy or that an involuntary petition has been filed against any Obligor.

7.    Further Assurances. For the period from and after the Closing until December 31, 2010, and at Assignee’s sole cost and expense, Assignor agrees to respond to reasonable inquiries related to the

LOAN SALE AND ASSIGNMENT AGREEMENT

Residential Loans, to deliver to Assignee any original loan documents relating to the Residential Loans that Assignor has in its possession, to execute and deliver such documents as might reasonably be requested by Assignee to fully effectuate the transactions contemplated by this Agreement and to provide copies of non-privileged materials related to the Residential Loans that are in the possession of Assignor, subject, however, to the limitations of any confidentiality or nondisclosure agreement to which Assignor may be bound, and provided that Assignor will not be required to deliver or make available to Assignee any appraisals, property condition reports, environmental reports, strategic plans for the Property, internal analyses, attorney and accountant work product, attorney-client privileged documents, or other information in the possession or control of Assignor which Assignor reasonably deems confidential or proprietary. With respect to any and all documentation and materials provided by Assignor pursuant to this Section 7, Assignee acknowledges and agrees that Assignor makes no representation or warranty of any nature whatsoever, express or implied, with respect to the ownership, enforceability, accuracy, adequacy or completeness or otherwise of any of such records, evaluations, data, investigations, reports or other materials.

8.    Governing Law. This Agreement and all documents executed in connection herewith shall be deemed contracts made under the laws of the State of Georgia and shall be construed and enforced in accordance with and governed by such laws.

9.    Claims Against Assignor; Release; Covenant Not to Sue. (a) Assignee agrees that no claim may be made by Assignee against Assignor or its shareholders, directors, officers, employees or agents for any special, indirect or consequential damages related to any breach or wrongful conduct (whether the claim therefore is based on contract, tort or duty imposed by law) in connection with, arising out of or in any way related to the transactions contemplated and relationship established by this Agreement, any other document executed in connection herewith or any of the other loan documents, or any act, omission or event occurring in connection therewith.

(b)    Subject to the last sentence of this Section 9(b), Assignee hereby further RELEASES AND DISCHARGES BANK OF AMERICA, N.A., REGIONS BANK, and their predecessors, successors, assigns, officers, managers, directors, shareholders, employees, agents, attorneys, representatives, parent corporations, subsidiaries, and affiliates (hereinafter all of the above collectively referred to herein as the “Released Parties”) from any and all claims, counterclaims, demands, damages, debts, agreements, covenants, suits, contracts, obligations, liabilities, accounts, offsets, rights, actions and causes of action of any nature whatsoever including, without limitation, all claims, demands, and causes of action for contribution and indemnity, whether arising at law or in equity (including without limitation, claims of fraud, duress, mistake, tortuous interference, usury, control, violation of any consumer protection or truth-in-lending laws or regulations such as the Equal Credit Opportunity Act, and disclosure of confidential or proprietary information), whether known or unknown, whether liability be direct or indirect, liquidated or unliquidated, whether presently accrued or to accrue hereafter, whether absolute or contingent, and whether or not heretofore asserted, for or because of or as a result of any act, omission, communication, transaction, occurrence, representation, promise, damage, breach of contract, fraud, violation of any statute or law, commission of any tort, or any other matter whatsoever or thing done, omitted or suffered to be done by the Released Parties which has occurred in whole or in part, or was initiated at any time up to and immediately preceding the moment of the conveyance and delivery of the Residential Loan Documents to Assignee (insofar as the same arise out of or relate to the Loans, the Residential Loans, the Loan Documents, the Residential Loan Documents, the ST Office Loan and the ST Office Loan Documents). The foregoing release is not applicable to (i) any claim based on the falseness or incorrectness in any material respect as of the date of Closing of any of the representations, warranties, covenants or other

LOAN SALE AND ASSIGNMENT AGREEMENT

agreements of Assignor contained in this Agreement and (ii) any claim based on Assignor’s failure to perform any covenant set forth in this Agreement.

(c)    Subject to the last sentence of this Section 9(c), Assignee hereby covenants, not to institute, file, perpetuate, join in or maintain any suit, claim, action or proceeding of any kind or nature, at law, in equity, in any administrative proceeding or otherwise, against any one or more of the Released Parties for any liability, claim, demand, action or cause of action, based upon or arising out of the Loans, the Residential Loans, the Loan Documents, the Residential Loan Documents, the ST Office Loan or the ST Office Loan Documents. The foregoing release is not applicable to (i) any claim based on the falseness or incorrectness in any material respect as of the date of Closing of any of the representations, warranties, covenants or other agreements of Assignor contained in this Agreement and (ii) any claim based on Assignor’s failure to perform any covenant set forth in this Agreement.

10.    WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT LEGALLY PERMISSIBLE, THE PARTIES HERETO WAIVE TRIAL BY JURY IN RESPECT OF ANY “DISPUTE” AND ANY ACTION ON SUCH “DISPUTE”. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE AND EACH PARTY HEREBY REPRESENTS THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY PERSON OR ENTITY TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THIS AGREEMENT. EACH PARTY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER OF JURY TRIAL. ASSIGNEE REPRESENTS AND WARRANTS THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL. “Dispute” means any controversy, claim or dispute between or among the parties to this Agreement, including any controversy, claim or dispute arising out of or relating to (a) any related agreements or instruments, or (b) the transaction contemplated herein or therein (including any claim based on or arising from an alleged personal injury or business tort).

11.    Indemnity. Assignee and the Assignee’s successors and assigns hereby jointly and severally indemnify and hold the Assignor and any parent, subsidiary, participant, co-lender and affiliate of the Assignor, and their respective successors and assigns, harmless from and against any and all liabilities, claims, actions or causes of action, assessments, losses, fines, penalties, costs, losses, damages and expenses, including attorney’s fees (including, without limitation, contingency or similar fee arrangements) and expert witness fees, sustained or incurred by the Assignor, its parent, subsidiaries, participants, co-lenders or affiliates or their respective successors and assigns, as a result of, or arising out of, or by virtue of: (a) the inaccuracy of any representation or warranty made by the Assignee to the Assignor herein; or (b) a breach by the Assignee of any of the covenants of this Agreement to be performed by the Assignee; or (c) any and all liabilities arising out of any claim based upon breach of contract or the tortious or unlawful acts or omissions of the Assignee in regard to the Residential Loans; or (d) any and all liabilities arising out of any claim made by any person, organization or association against Administrative Agent or Regions Bank in each of their capacities as a prior lender under the Residential Loans, if such claim arose from facts occurring after the Closing Date. The Assignee may defend any such claim or cause of action brought or asserted against the Assignor arising out of any of the foregoing set forth in subsections (a)-(d) of this Section at the expense of the Assignee, with counsel reasonably approved by the Assignor. Alternatively, the Assignee may call upon the Assignor to defend any such action at the Assignee’s sole cost and expense.

LOAN SALE AND ASSIGNMENT AGREEMENT

The Assignee may, with Assignor’s consent (which shall not be unreasonably withheld) adjust, settle, or compromise any such claim or cause of action made upon or brought against the Assignor, and the Assignee shall indemnify the Assignor for any such amounts adjusted, settled or compromised, as well as all costs and expenses (including attorneys’ fees (including without limitation, contingency or similar fee arrangements)) incurred in connection therewith. The Assignee acknowledges and agrees that the Assignee’s liability and obligations hereunder are unconditional, unlimited and shall continue in full force and effect at all times hereafter, including, without limitation, following any subsequent assignment by the Assignee of the Residential Loan Documents, or any of them, unless specifically terminated in writing by a duly authorized officer of the Assignor.

12.    Intentionally Omitted.

13.    Notices. Any notice pursuant to this Agreement shall be given in writing by (a) personal delivery, or (b) expedited delivery service with proof of delivery, or (c) United States Mail, postage prepaid, registered or certified mail, return receipt requested, or (d) prepaid telegram, telex or telecopy (provided that such telegram, telex or telecopy is confirmed by expedited delivery service or by mail in the manner previously described), sent to the intended addressee at the address set forth below, or to such other address or to the attention of such other person as the addressee shall have designated by written notice sent in accordance herewith, and shall be deemed to have been given either at the time of personal delivery, or, in the case of expedited delivery service or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or, in the case of telegram, telex or telecopy upon receipt. Unless changed in accordance with the preceding sentence, the addresses for notices given pursuant to this Agreement shall be as set forth on the signature pages attached to this Agreement.

14.    Environmental Matters. Assignee expressly acknowledges that there may be certain environmental issues and/or risks with respect to the real property described in the Residential Loan Documents as securing the Residential Loans (together with all buildings, structures and improvements situated thereon, the “Property”). Assignor has no information other than that found in the Loan files regarding the environmental condition of the Property. Assignee has been expressly advised by Assignor to conduct an independent investigation and inspection of the Property utilizing such experts as Assignee deems to be necessary in order to make an independent assessment of all environmental liability and risk with respect to the Property.

14.1    Assignor has no information and makes no representation as to whether the Property is contaminated by hazardous materials as defined or as otherwise governed by applicable local, state and federal law, including common law (“Hazardous Materials”), or is otherwise environmentally impaired.

14.2    Except as provided in this Agreement, Assignor makes no representations or warranties and expressly disclaims all implied warranties regarding: the past, present or future environmental condition, impairment, or Hazardous Materials contamination of the Property and any real property adjacent to or in the vicinity of the Property and any human health issues or concerns; any local, state, or federal government actions or proceedings regarding the Hazardous Materials contamination or environmental impairment of the Property or any real property adjacent to or in the vicinity of the Property; the cost of remediating or otherwise removing or eliminating any Hazardous Materials or environmental impairment of the Property or any real property adjacent to or in the vicinity of the Property; whether any tenants of the Property or owners, users or tenants of any real property adjacent to or in the vicinity of the Property have any claims or have suffered any damages, for personal injury or property damage, as a direct or indirect result of the Hazardous Materials contamination and environmental impairment of the Property;

LOAN SALE AND ASSIGNMENT AGREEMENT

and, any existing building code violations present on the Property. IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT, SUBJECT TO THE REPRESENTATIONS, WARRANTIES AND COVENANTS SET FORTH IN SECTION 4 OF THIS AGREEMENT, ASSIGNEE IS PURCHASING THE RESIDENTIAL LOANS “AS IS, WHERE IS”, WITH ALL FAULTS AND WITHOUT RECOURSE, AND THAT ASSIGNOR IS MAKING NO REPRESENTATIONS OR WARRANTIES, WHETHER EXPRESS OR IMPLIED, BY OPERATION OF LAW OR OTHERWISE, WITH RESPECT TO ANY ENVIRONMENTAL MATTER OR CONDITION OF THE PROPERTY, WHETHER LATENT OR OBSERVABLE, THE QUALITY OF THE SOILS OR GROUND WATER AT THE PROPERTY, OR ANY APPLICABLE LOCAL, STATE AND FEDERAL LAW, INCLUDING COMMON LAW OR OTHER LAWS OR REGULATIONS RELATED TO HAZARDOUS MATERIALS.

14.3    It is Assignee’s sole responsibility to investigate, and before entering into this Agreement Assignee has, to its satisfaction, investigated the past, present and future environmental condition of the Property and any real property adjacent to or in the vicinity of the Property. It is Assignee’s sole responsibility to take whatever action Assignee deems necessary to protect its interests both before and after the Closing Date with respect to Assignee’s potential liability for any present or future Hazardous Materials contamination and environmental impairment of the Property and any real property adjacent to or in the vicinity of the Property or any claims for personal injury or property damage as a result thereof.

15.    Tax Reporting. On the Closing Date, Assignor shall be relieved of, and Assignee shall assume all responsibility for, any tax reporting required with respect to the Residential Loans, including, without limitation, any reporting which may be required with respect to debt forgiveness.

16.    Assumption of Obligations. The Assignee agrees to be bound, after the Closing Date, by the terms of the Residential Loan Documents and hereby assumes, as of the Closing Date, all obligations of the Assignor thereunder, including but not limited to all loan administration and servicing obligations. Without in any way limiting the generality of the foregoing sentence, on and after the Closing Date, Assignee shall assume, and Assignee agrees that Assignor shall be released from, all obligations to make any further advances of proceeds of the Residential Loans and any and all responsibility for any and all other unfunded commitments under the Residential Loans, as well as all servicing responsibilities, if any, for the Residential Loan Documents. Assignee shall assume all such responsibilities for servicing, including, without limitation, giving any notices to any borrower, guarantor or any other person and maintaining or accounting for any escrow for and payment of any real estate taxes, insurance premiums, special assessments and any other amounts. Assignee agrees that it shall not hold itself out as Bank of America at any time.

17.    Reimbursement for Use of Assignor’s Agents. In the event of litigation with respect to either of the Residential Loans in which the Assignor, or any of the Assignor’s employees, agents or attorneys, are requested or required, by subpoena, court order, or otherwise, to perform any acts, including but not limited to testifying in litigation, preparing responses to subpoenas or other legal process or pleadings, and/or performing any review of public or private records such as tracing funds, whether said litigation is commenced by the Assignee, any Obligor, or any other party, the Assignee shall indemnify and promptly reimburse the Assignor for all reasonable costs and expenses incurred in connection therewith; provided, however, that the foregoing shall not extend to attorney’s fees, costs or expenses incurred by the Assignor in connection with any dispute arising out of or relating to this Agreement.

18.    Transfer and Recordation Taxes; Responsibility for Recording. The Assignee shall promptly and diligently record, at the Assignee’s sole expense, all assignments and notices, including, without limitation, the Assignment of Security Documents and the UCC Assignment, necessary to effect the

LOAN SALE AND ASSIGNMENT AGREEMENT

transaction described in this Agreement. The Assignee shall be responsible for, and shall pay when due and payable, all transfer, filing and recording fees and taxes, costs and expenses, with respect to the filing or recording of any document or instrument contemplated hereby. The Assignee shall bear sole responsibility for recording all assignments, instruments or other documents delivered to the Assignee pursuant to this Agreement. The Assignee shall bear full responsibility for and shall pay all costs associated with transferring and obtaining any endorsements to any title insurance policy included in the Residential Loan Documents in connection with this transaction, if available. The Assignee hereby indemnifies and holds the Assignor harmless from and against any and all claims, liability, costs, and expenses arising out of or in connection with the failure of the Assignee to record such assignments and notices, and to pay any such amounts, on a timely basis.

19.    Broker. Assignee hereby represents to Assignor that it has not discussed this Agreement or the subject matter thereof with any broker, agent, or salesman, so as to create any legal right in any such broker, agent, or salesman, to claim a commission, fee or other compensation with respect to the conveyance of the Residential Loans. Assignor hereby represents to Assignee that it has not discussed this Agreement or the subject matter thereof with any broker, agent, or salesman. Assignor hereby agrees to indemnify and hold Assignee harmless from and against any and all liability, loss, cost, damage and expense, including attorneys’ fees and costs of litigation, shall ever suffer or incur because of any claim by any agent or broker, whether or not meritorious, for any fee, commission or other compensation with regard to this Agreement or the sale and purchase of the Residential Loans and arising out of any acts or agreements of Assignor. Likewise, Assignee hereby agrees to indemnify and hold Assignor free and harmless from and against any and all liability, loss, cost, damage and expense, including attorneys’ fees and costs of litigation, Assignor shall ever suffer or incur because of any claim by any agent or broker, whether or not meritorious, for any fee, commission or other compensation with respect to this Agreement or the sale and purchase of the Residential Loans and arising out of the acts or agreements of Assignee. The provisions of this Section shall survive the Closing or any termination of this Agreement.

20.    Mandatory Arbitration. Any controversy or claim between or among the parties hereto arising out of or relating to this Agreement or any related agreements or instruments, including any claim based on or arising from an alleged tort, shall be determined by binding arbitration in accordance with the Federal Arbitration Act (or if not applicable, the applicable state law), Title 9 of the U.S. Code and the Arbitration Rules for Commercial Financial Disputes (the “Rules”) of the American Arbitration Association (the “AAA”), and the “Special Rules” set forth below. In the event of any inconsistency, the Special Rules shall control. Judgment upon any arbitration award may be entered in any court having jurisdiction. Any party to this Agreement may bring an action, including a summary or expedited proceeding, to compel arbitration of any controversy or claim to which this Agreement applies in any court having jurisdiction over such action.

20.1    Special Rules. The arbitration shall be conducted in Fulton County, Georgia, and administered by AAA who will appoint an arbitrator. All arbitration hearings will be commenced within five (5) days of the demand for arbitration; further, the arbitrator shall only, upon a showing of a cause, be permitted to extend the commencement of such hearing for up to an additional thirty (30) days.

20.2    Reservations of Rights. Nothing in this Agreement shall be deemed to (i) limit the applicability of any otherwise applicable statutes of limitation or repose and any waivers contained in this Agreement; or (ii) limit the right of any party hereto (A) to exercise self-help remedies such as (but not limited to) set-off, or (B) to foreclose against any real or personal property collateral, or (C) to obtain from a court provisional or ancillary remedies such as (but not limited to) injunctive relief or the appointment of a receiver. Any party may exercise such self-help rights, foreclose upon such property, or obtain such

LOAN SALE AND ASSIGNMENT AGREEMENT

provisional or ancillary remedies before, during or after the pendency of any arbitration proceeding brought pursuant to this Agreement. Neither exercise of self-help remedies nor the institution or maintenance of an action for foreclosure or provisional or ancillary remedies shall constitute a waiver of the right of any party, including the claimant in any such action, to arbitrate the merits of the controversy or claim occasioning resort to such remedies.

21.    Assignment. Assignee shall not assign the Transfer Documents, the Residential Loans or the Residential Loan Documents to any other party, other than an Affiliate (as defined in the Residential Loan Documents), for the term of each of said loans. Assignee agrees that any obligations or liabilities of Assignor and Administrative Agent under this Agreement are not assignable, and neither Administrative Agent nor either Assignor shall have any obligation or liability to any post-closing assignee, and Assignee will indemnify Administrative Agent and each Assignor from and against any claims made by such assignee.

22.    Non-Merger. It is the intention of the parties hereto that the Residential Loan Documents shall remain in full force and effect after the delivery of Transfer Documents and that the interest in the Residential Loans described herein created in Assignee pursuant to the Transfer Documents shall not be merged with the interest of Obligors under the Residential Loan Documents, but that such interests shall remain separate and distinct and that the liens of the Assignee created by the Residential Loan Documents shall be and remain at all times a valid and continuous lien. Nothing contained herein shall serve to release the lien and security interest created by the Residential Loan Documents.

23.    Miscellaneous Provisions.

23.1    This Agreement may be signed in counterparts, each of which shall be an original and each of which taken together shall constitute one agreement.

23.2    This Agreement may not be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

23.3    This Agreement shall be valid and binding when executed by the Assignee and the original or facsimile thereof is received and accepted by the Assignor. The executed Agreement may be sent via facsimile to the facsimile numbers set forth in the signature blocks below. Facsimile signatures shall be deemed valid and binding to the same extent as an original signature.

23.4    The agreements, representations and warranties of the parties contained herein shall survive the consummation of the transactions contemplated hereby.

23.5    This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto, their respective successors and assigns. Except for the Released Parties, each of which are express third party beneficiaries with respect to the provisions in Section 9 of this Agreement, no other person or entity shall be entitled to claim any right or benefit hereunder, including, without limitation, the status of a third party beneficiary hereunder.

23.6    Time is of the essence in the execution and performance of this Agreement and each provision hereof.

LOAN SALE AND ASSIGNMENT AGREEMENT

23.8    The parties hereto acknowledge that each party and its counsel have reviewed this Agreement and the parties hereby agree that the normal rules of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits hereto.

23.9    This Agreement and any assignments or other documents executed in connection with this Agreement, are intended by the parties as the final expression of their agreement and, therefore, incorporate all negotiations of the parties hereto and are the entire agreement of the parties hereto. The parties hereto acknowledge that they are relying on no written or oral agreement, representation, warranty, or understanding of any kind.

23.10    In case any provision in this Agreement shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Agreement and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

23.11    Each of Assignor and Assignee shall bear their own costs and expenses, including reasonable attorney’s fees actually incurred in negotiating, closing and carrying out the transactions contemplated by this Agreement. The Loan Documents shall govern with respect to Borrower’s obligations regarding costs and expenses.

23.12    References to Articles, Sections and Exhibits are, unless specified otherwise, references to articles, sections and exhibits of this Agreement. Words of any gender shall include each other gender. All uses of the word “including” shall mean “including, without limitation” unless the context shall indicate otherwise. Unless otherwise specified, the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined. References to “persons” shall include both natural persons and legal entities, including public or governmental bodies, agencies or instrumentalities. Captions and headings in this Agreement are for convenience only and shall not affect the construction of this Agreement.

23.13    Assignor agrees that no claim may be made by Assignor against Assignee, Residential Borrower, NT Borrower, Post or Novare, or any of their respective shareholders, directors, officers, employees or agents for any punitive damages related to any breach or wrongful conduct (whether the claim therefore is based on contract, tort or duty imposed by law) in connection with, arising out of or in any way related to the transactions contemplated and relationship established by this Agreement, any other document executed in connection herewith.

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LOAN SALE AND ASSIGNMENT AGREEMENT

IN WITNESS WHEREOF, the undersigned have duly executed this Loan Sale and Assignment Agreement as of the date first above written.

Assignor:

BANK OF AMERICA, N.A., as Lender and Administrative Agent

By:	/s/ William Stone
Name:	William Stone
Title:	Vice President

Address:	Bank of America Plaza 7th Floor 600 Peachtree Street, N.E. Atlanta, Georgia 30308
Attention:	Michael D. Stone
Phone:	(404) 607-4101
Fax:	(404) 607-4145

REGIONS BANK

By:	/s/ Mary Hughes
Name:	Mary Hughes
Title:	SVP

Address:	One Glen Parkway Suite 400 Atlanta, Georgia 30328
Phone:	(770) 206-5776
Fax:	(770) 673-5863

LOAN SALE AND ASSIGNMENT AGREEMENT

Assignee:

3630 ACQUISITION, INC., a Georgia corporation

By:	/s/ Sherry W. Cohen
Name:	Sherry W. Cohen
Title:	EVP

Address:	One Riverside, Suite 800 4401 Northside Parkway Atlanta, GA 30327-3057 Attn: Sherry W. Cohen Phone: (404) 846-5025 Fax: (404) 504-9388

LOAN SALE AND ASSIGNMENT AGREEMENT